As filed with the Securities and Exchange Commission on January 3, 2001.
                           Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                              --------------------

                            The ServiceMaster Company
             (Exact name of registrant as specified in its charter)

              Delaware                                                36-3858106
(State or other jurisdiction of                                  I.R.S. Employer
incorporation or organization)                              (Identification No.)



                              One ServiceMaster Way
                       Downers Grove, Illinois 60515-1700
                                 (630) 271-1300
          (Address and telephone number of principal executive offices)

                         ------------------------------

                    ServiceMaster Deferred Compensation Plan
                   ServiceMaster Employee Share Purchase Plan
         ServiceMaster Employee Share Purchase Plan International Trust
              The ServiceMaster Company 1998 Non-Employee Directors
                          Discounted Stock Option Plan
                           (Full titles of the plans)

                                  Jim L. Kaput
                    Senior Vice President and General Counsel
                            The ServiceMaster Company
                              One ServiceMaster Way
                          Downers Grove, Illinois 60515
                                 (630) 271-1300
            (Name, address including zip code, and telephone number,
                   including area code, of agent for service)
--------------------------------------------------------------------------------


                       CALCULATION OF THE REGISTRATION FEE


                                                              Proposed                 Proposed
 Titles of                                                    maximum                  maximum                         Amount of
securities                   Amount to be                     offering                 aggregate                       registration
     to be                   registered                       price                    offering
registered                                                    per unit                 price
------------------------------------------------------------------------------------------------------------------------------------

Common stock                          41,580   (1)(2)        $15.7392(3)           $654,436  (3)                           $164 (3)
Common stock                          27,962   (1)(2)        $19.3588(3)           $541,311  (3)                           $135 (3)
Common stock                          35,022   (1)(2)        $18.0413(3)           $631,842  (3)                           $158 (3)
Common stock                          33,528   (1)(2)        $18.6788(3)           $626,263  (3)                           $157 (3)
Common stock                          38,237   (1)(2)        $17.1913(3)           $657,344  (3)                           $164 (3)
Common stock                          25,553   (1)(2)        $15.5231(3)           $396,662  (3)                            $99 (3)
Common stock                          49,235   (1)(2)        $13.2068(3)           $650,237  (3)                           $163 (3)
Common stock                           9,097   (1)(2)         $9.7325(3)            $88,537  (3)                            $22 (3)
Common stock                          43,358   (1)(2)         $9.7856(3)           $424,284  (3)                           $106 (3)
Common stock                          48,667   (1)(2)        $10.2319(3)            $47,752  (3)                            $12 (3)
Common stock                          56,392   (1)(2)         $8.4788(3)            $478,136 (3)                           $120 (3)
Common stock                       2,015,000   (1)(2)        $10.3800(4)         $20,915,700 (4)                         $5,229 (4)
Common stock                         341,369   (1)(2)        $10.3800(4)          $3,543,410 (4)                           $886 (4)

Deferred
Compensation
Obligations                      $15,000,000   (5)                n/a(5)         $15,000,000 (5)                         $3,750


                                                                                                              Total Fee $11,165


(1) This registration statement reflects the 3 for 2 stock split paid on August 26, 1998 to stockholders of record on August 12, 1998. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover any additional shares issuable pursuant to the antidilution provisions of The ServiceMaster Company 1998 Non-Employee Directors Discounted Stock Option Plan by reason of share splits, share dividends, mergers and other capital changes.

(2) Of the Common Stock being registered, 2,000,000 shares relate to the ServiceMaster Employee Share Purchase Plan, 15,000 shares relate to the ServiceMaster Employee Share Purchase Plan International Trust, and 750,000 shares relate to The ServiceMaster Company 1998 Non-Employee Directors Discounted Stock Option Plan.

(3)  Calculated pursuant to Rule 457(h) under the Securities Act of 1933.

(4) Calculated pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average high and low sale prices of the common stock reported on the New York Stock Exchange on December 28, 2000.

(5) The Deferred Compensation Obligations are unsecured obligations of The ServiceMaster Company to pay deferred compensation in the future in accordance with the terms of the ServiceMaster Deferred Compensation Plan. Participants in the Plan may elect from among various investment options, including common stock. These investments will accrue earnings (or losses) on the obligations based on their respective performance.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         ServiceMaster has filed the following documents with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and such documents are incorporated herein by reference:

         1. ServiceMaster's Annual Report on Form 10-K for the year ended December 31, 1999;

         2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1999; and

         3. The description of the Common Stock that is contained in ServiceMaster's Registration Statement filed with the Commission under Section 12 of the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description.

         All documents filed by ServiceMaster with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "incorporated documents"). Any statement contained in an incorporated document shall be deemed to be modified or superseded for this purpose to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         The $15,000,000 of deferred compensation obligations (the "Obligations") being registered under this Registration Statement may be offered to certain eligible employees of ServiceMaster and its subsidiaries pursuant to the ServiceMaster Deferred Compensation Plan (the "Deferred Compensation Plan").

         The Obligations are general unsecured obligations of ServiceMaster to pay deferred compensation in the future in accordance with the terms of the Deferred Compensation Plan from the general assets of ServiceMaster and rank pari passu with other unsecured and unsubordinated indebtedness of ServiceMaster from time to time outstanding. ServiceMaster has established a trust to hold assets contributed under the Deferred Compensation Plan. However, these assets remain general assets of ServiceMaster and rank pari passu with other unsecured and unsubordinated indebtedness of ServiceMaster from time to time outstanding.

         The amount of compensation deferred by each participant is determined in accordance with each participant's deferral election and the provisions of the Deferred Compensation Plan. The Deferred Compensation Plan provides the investment of each participant's deferral account in such investments as the participant may have elected from among various investment options in each Deferred Compensation Plan year. One such investment is the Common Stock of ServiceMaster ("ServiceMaster Stock"). Currently, a participant's deferral account is indexed to the investment elections made by such participant in accordance with the Deferred Compensation Plan. The Obligations are bookkeeping accounts, the returns on which are measured by the performance of certain investment vehicles. Participants cannot sell, assign, transfer, pledge, or otherwise encumber any Obligations. All deferral accounts together with earnings thereon will be payable upon the termination of the deferral period, retirement, death, disability or termination of employment in a single lump sum or, at the election of the participant, in annual installments in accordance with the terms of the Deferred Compensation Plan.

         ServiceMaster reserves the right to amend or terminate the Deferred Compensation Plan at any time, except that no amendment or termination may adversely affect the rights of any participant with respect to amounts that have been credited to a participant's account prior to the date of amendment or termination.

         The Obligations are not convertible into any other security of ServiceMaster. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant of ServiceMaster.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         ServiceMaster is incorporated under the laws of the State of Delaware. The Delaware General Corporation Law allows for indemnification of directors and officers of Delaware corporations against certain expenses, judgments, fines and settlements in connection with litigation. ServiceMaster's Amended and Restated Certificate of Incorporation limits the personal liability of its directors and officers and provides for indemnification of its directors and officers against certain liabilities. The Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of its directors and officers against certain liabilities. All of ServiceMaster's directors and officers are covered by insurance policies maintained and held in effect by ServiceMaster against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.


Item 7.  Exemption from Registration Claimed.

         Not Applicable


Item 8.  Exhibits.

         See Index to Exhibits.


Item 9.  Undertakings.

(a)       The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)To  include  any  material   information   with  respect  to  the  plan  of
     distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Downers Grove, State of Illinois on this 3rd day of January, 2001.
                                  THE SERVICEMASTER COMPANY


                                  By: /s/ Jim L. Kaput
                                      ------------------------------------
                                  Jim L. Kaput
                                  Senior Vice President
                                  and General Counsel

         Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities indicated signed this Registration Statement on January 3, 2001.



             Signature                                        Title
--------------------------------------------         ---------------------------


                      *                              Chairman, Chief Executive
--------------------------------------------
        C. William Pollard                           Officer and Director



    /s/ Steven C. Preston                            Executive Vice President,
--------------------------------------------

        Steven C. Preston                            Chief Financial Officer
                                                     (Principal Financial
                                                     Officer and Principal
                                                     Accounting Officer)


                      *                              Senior Chairman and
--------------------------------------------         Director
        Carlos H. Cantu


                      *                              Director
--------------------------------------------

       Paul W. Berezny, Jr.

                      *                              Director
--------------------------------------------
        Brian Griffiths


                      *                              Director
-------------------------------------------------
        Sidney E. Harris


                      *                              Director
--------------------------------------------
        Glenda A. Hatchett


                      *                              Director
--------------------------------------------
        Herbert P. Hess


                      *                              Director
--------------------------------------------
        Michele M. Hunt


                      *                              Director
--------------------------------------------
        Gunther H. Knoedler


                      *                              Director
--------------------------------------------
        James D. McLennan


                      *                              Director
--------------------------------------------
        Vincent C. Nelson


                      *                              Director
--------------------------------------------
        Dallen W. Peterson


                      *                              Director
--------------------------------------------
        Donald G. Soderquist


                      *                              Director
--------------------------------------------
        Charles W. Stair

                      *                              Director
--------------------------------------------
        David K. Wessner



* The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by certain of the above-named officers and directors of The ServiceMaster Company.


                                  By:  /s/ Jim L. Kaput
                                       --------------------------------------
                                       Jim L. Kaput
                                       Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit                                      Description
No.
------     ---------------------------------------------------------------------

4.1 ServiceMaster's Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of Delaware on November 6, 1997, is incorporated by reference to Exhibit 1 to the Current Report on Form 8-K, dated December 18, 1997, of ServiceMaster Limited Partnership (Commission File No. 1-9378).

4.2 ServiceMaster's Bylaws, as amended through September 29, 2000, are incorporated by reference to Exhibit 1.4 to Amendment No. 1 to Form 8-A/A, dated October 6, 2000 (Commission File No. 1-14762).

4.3*       ServiceMaster Deferred Compensation Plan.

4.4*       Form of Election Form for ServiceMaster Deferred Compensation Plan.

4.5 ServiceMaster Employee Share Purchase Plan is incorporated by reference to Exhibit 10 to the Second Post-Effective Amendment to Form S-8, dated May 13, 1987, of ServiceMaster Limited Partnership (Commission File No. 2-75851).

4.6*       ServiceMaster Employee Share Purchase Plan
           International Trust.

4.7 The ServiceMaster Company 1998 Non-Employee Directors Discounted Stock Option Plan is incorporated by reference to Exhibit B to the March 25, 1998 Proxy Statement relating to The ServiceMaster Company 1998 Annual Meeting of Shareholders held May 1, 1998 (Commission File No. 1-14762).

5*         Opinion of Counsel

23.1*      Consent of Arthur Andersen LLP

23.2*      Consent of Counsel (included in Exhibit 5)

24*        Powers of Attorney

*Filed herewith